AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 18, 2002
                                                           REGISTRATION NO. 333-
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              -------------------
                                 XL CAPITAL LTD
             (Exact name of registrant as specified in its charter)


                           CAYMAN ISLANDS                                                     98-0191098
   (State or other jurisdiction of incorporation or organization)               (I.R.S. Employer Identification Number)

                              XL HOUSE
                         ONE BERMUDIANA ROAD                                             CT CORPORATION SYSTEM
                            HAMILTON HM11                                                  111 EIGHTH AVENUE
                               BERMUDA                                                 NEW YORK, NEW YORK 10011
                           (441) 292-8515                                                   (212) 590-9200
        (Address, including zip code, and telephone number,             (Name, address, including zip code, and telephone number,
  including area code, of registrant's principal executive office)            including area code, of agent for service)

                                                               COPIES TO:

                       PAUL S. GIORDANO, ESQ.                                             IMMANUEL KOHN, ESQ.
                     EXECUTIVE VICE PRESIDENT,                                            GARY W. WOLF, ESQ.
                    GENERAL COUNSEL AND SECRETARY                                       CAHILL GORDON & REINDEL
                           XL CAPITAL LTD                                                   80 PINE STREET
                           (414) 292-8515                                            NEW YORK, NEW YORK 10005-1702
                                                                                            (212) 701-3000

                              -------------------


Approximate date of commencement of proposed sale to the public: From time to time after the registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [X]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                              -------------------


-----------------------------------------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
===================================================================================================================================
                                                         PROPOSED MAXIMUM               PROPOSED MAXIMUM
   TITLE OF EACH CLASS OF          AMOUNT TO            OFFERING PRICE PER                  AGGREGATE               AMOUNT OF
 SECURITIES TO BE REGISTERED      BE REGISTERED             SECURITY(1)                 OFFERING PRICE(1)       REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------------------
   XL Capital Ltd Class A
     Ordinary Shares (2)            1,000,000                  $89.38                      $89,380,000             $21,363.01
===================================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended and based on the average of the high and low prices reported for the Class A Ordinary Shares on January 14, 2002, which was $89.380 per share, as reported on the consolidated reporting system of the New York Stock Exchange.

(2) Includes XL Capital Ltd Ordinary Share Purchase Rights which are issued with the XL Capital Ltd Ordinary Shares for no additional consideration.

PROSPECTUS

                                 XL CAPITAL LTD

                            DIVIDEND REINVESTMENT AND
                               SHARE PURCHASE PLAN

                        1,000,000 CLASS A ORDINARY SHARES

      With this prospectus, we are offering participation in our Dividend Reinvestment and Share Purchase Plan to record holders of our Class A Ordinary Shares (which are sometimes referred to in this prospectus as Ordinary Shares). We have appointed Mellon Bank, N.A. as the Administrator of the Plan. The Plan provides a simple, convenient and low-cost means of investing in our Ordinary Shares.

PLAN HIGHLIGHTS:

     o You may participate in the Plan if you currently are a registered owner of our Ordinary Shares.

     o You may purchase additional Ordinary Shares by automatically reinvesting all or a portion of the cash dividends paid on your Ordinary Shares.

     o You may purchase additional Ordinary Shares by making additional cash investments of up to $200,000 annually, with a minimum investment of $25.00.

     o You may deposit your Ordinary Shares certificates, at no cost, with the Administrator for safekeeping.

PURCHASE PRICE:

     o For purchases of shares on the open market, whether with reinvested dividends or additional cash investments, 100% of the weighted average of all shares purchased for the Plan for the relevant investment date.

     o For purchases of newly issued shares with reinvested dividends, 100% of the three day average trading price on the NYSE immediately preceding the dividend payment date.

     o For purchases of newly issued shares with additional cash investments, 100% of the average trading price on the NYSE on the relevant investment date.

      We have the sole discretion to determine whether shares purchased under the Plan will come from the authorized but unissued Ordinary Shares or from shares purchased on the open market by the Administrator. We may also change the prices at which shares may be purchased, in which case Plan participants will be notified of the new prices. Please see "Commonly Asked Questions--What is the source and price of shares purchased under the Plan?" for more information.

      Our Ordinary Shares are traded on the NYSE under the ticker symbol "XL".

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                              -------------------


                 THE DATE OF THIS PROSPECTUS IS JANUARY 18, 2002

                                TABLE OF CONTENTS


                                                                                       PAGE
PLAN OVERVIEW
      Information About XL Capital ..................................................    1
      Plan Overview .................................................................    1

KEY FEATURES OF THE PLAN ............................................................    2

COMMONLY ASKED QUESTIONS
      How can I participate in the Plan? ............................................    3
      How do I get started? .........................................................    3
      What is the source and price of shares purchased under the Plan? ..............    3
      How and when are dividends reinvested? ........................................    3
      How do I make additional investments? .........................................    4
      When will shares be purchased with additional cash investments? ...............    4
      Will I receive certificates for shares purchased? .............................    4
      What is safekeeping? ..........................................................    4
      Can I get certificates if I want them? ........................................    4
      How can I transfer or give gifts of shares? ...................................    4
      How do I sell shares? .........................................................    5
      What are the costs? ...........................................................    5
      What about taxes? .............................................................    5
      How can I vote my shares? .....................................................    5
      What provisions are made for non-U.S residents? ...............................    5
      How will I keep track of my investments? ......................................    6
      How would I terminate my participation? .......................................    6
      Can the Plan be modified, terminated or suspended? ............................    6
      What happens if there are share splits, share dividends or other distributions?    6
      Can I lose my eligibility to participate? .....................................    6
      What if I have questions about the Plan? ......................................    6

MISCELLANEOUS
      Use of Proceeds ...............................................................    8
      Certain Tax Considerations ....................................................    8
      Cautionary Note Regarding Forward-Looking Statements ..........................   14
      Where You Can Find More Information ...........................................   15
      Incorporation of Documents by Reference .......................................   15
      Experts .......................................................................   16
      Enforcement of Civil Liabilities Under United States Federal Securities Laws ..   16

PLAN SERVICE FEES ...................................................................   17

      No dealer, salesperson, or other person is authorized to give any information or to represent anything not contained in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is current only as of its date.

      XL Capital Ltd is prohibited from making any invitation to the public of the Cayman Islands to purchase the Class A Ordinary Shares. Non-resident or exempted companies or other non-resident or exempted entities established in the Cayman Islands, however, may purchase the Class A Ordinary Shares.

                                  PLAN OVERVIEW

INFORMATION ABOUT XL CAPITAL

      In this prospectus, unless the context otherwise requires, "we," "us," "our," and "XL Capital" refers to XL Capital Ltd. We are a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

      We are incorporated in the Cayman Islands. Our principal executive offices are located at XL House, One Bermudiana Road, Hamilton, Bermuda HM11. Our telephone number is (441) 292-8515. Our website is www.XL Capital.com. The information contained on our website is not incorporated by reference into this prospectus.

      You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

PLAN OVERVIEW

      The Dividend Reinvestment and Share Purchase Plan (the "Plan") offers you a variety of convenient services to make it easier for you to invest in the Class A Ordinary Shares of XL Capital. The Plan has various features and you can choose the Plan features that meet your investment needs. The terms and conditions of the Plan are set forth in this prospectus. XL Capital has appointed Mellon Bank, N.A. (the "Administrator") to administer the Plan, and certain administrative support will be provided to the Administrator by Mellon Investor Services, a registered transfer agent. Together, the Administrator and its affiliates will purchase and hold Ordinary Shares for Plan participants, keep records, send statements and perform other duties required by the Plan.

      The Plan is designed for long-term investors who wish to invest and build their share ownership over time. The Plan offers a convenient and economical means to own shares. XL Capital will pay all costs in connection with the purchase of shares on your behalf under the Plan. UNLIKE AN INDIVIDUAL STOCK BROKERAGE ACCOUNT, THE TIMING OF PURCHASES AND SALES IS SUBJECT TO THE PROVISIONS OF THE PLAN, AS DISCUSSED IN THE QUESTIONS NUMBERED 1 THROUGH 21.

      Only registered holders of XL Capital Class A Ordinary Shares can participate in the Plan. If you are a beneficial owner of shares in a brokerage account and wish to reinvest your dividends, you can request that your shares become registered in your own name, or make arrangements with your broker or nominee to participate on your behalf. The Plan provides you with the opportunity to reinvest dividends and an alternative to traditional methods of purchasing, holding and selling our Ordinary Shares.

      Read on for a more detailed description of the features of our Dividend Reinvestment and Share Purchase Plan. If you would like to participate in the Plan, you can enroll online via Investor ServiceDirect(SM) or by completing the enclosed Enrollment Form and mailing it to the Administrator in the envelope provided. Please see question number 21 for information on how to access Investor ServiceDirect(SM).

                            KEY FEATURES OF THE PLAN

WHO CAN PARTICIPATE

      All registered owners of XL Capital Class A Ordinary Shares are eligible to participate in the Plan.

ADDITIONAL CASH INVESTMENTS

      As a Plan participant, you can buy XL Capital Ordinary Shares without paying the fees and commissions typically charged by stockbrokers for small transactions. XL Capital will pay all costs in connection with the purchase of shares on your behalf under the Plan. You can purchase up to $200,000 annually with a minimum purchase requirement of $25.00 per investment. You may pay by check or have your payment automatically deducted from your bank account.

CONVENIENT SHARE SALES

      You can sell XL Capital Ordinary Shares and pay fees lower than those typically charged by stockbrokers for small transactions.

FULL INVESTMENT

      Full investment of your funds is possible because you will be credited with both whole shares and fractional shares. Dividends will be paid not only on whole shares but also proportionately on fractional shares.

DIVIDEND REINVESTMENT

      You can reinvest all or a portion of your dividends in additional XL Capital Ordinary Shares, or the Administrator will remit any dividends to you either by check or by automatic deposit to a bank account you designate.

SHARE SAFEKEEPING

      You can deposit your XL Capital Ordinary Shares certificates with the Administrator for safekeeping, at no cost to you. You can also request withdrawal of any or all of your whole shares at any time and a certificate for those shares will be sent to you.

GIFTS AND OTHER SHARE TRANSFERS

      You can make gifts or other transfers of XL Capital Ordinary Shares you hold in your Plan account.

TRANSACTION REPORTING

      You will receive a notice after each transaction showing the details and the share balance in your Plan account.

                            COMMONLY ASKED QUESTIONS

1.    HOW CAN I PARTICIPATE IN THE PLAN?

     If you own XL Capital Ordinary Shares and the shares are registered in your name, you may participate immediately. If your shares are held for you in a brokerage account, you may participate by instructing your broker to transfer your Ordinary Shares into your own name, or make arrangements with the broker to participate on your behalf. If you live outside the U.S., please refer to question number 15.

2.    HOW DO I GET STARTED?

     You can get started in the Plan by enrolling online through Investor ServiceDirect(SM), or by completing the enclosed Enrollment Form, along with the items required, and mailing them to the Administrator in the envelope provided. Your participation will begin promptly after your authorization is received. Once you have enrolled, your participation continues automatically, as long as you wish. Please see question number 21 for information on how to access Investor ServiceDirect(SM).

3.    WHAT IS THE SOURCE AND PRICE OF SHARES PURCHASED UNDER THE PLAN?

     XL Capital has the sole discretion to determine whether shares purchased under the Plan will come from its authorized but unissued Ordinary Shares or from shares purchased on the open market by the Administrator. XL Capital may also choose to sell treasury shares under the Plan, in which event such shares will be sold for the same prices as authorized but unissued Ordinary Shares.

     The price of authorized but unissued Ordinary Shares purchased with reinvested dividends will be 100% of the average of the high and low trading prices of the Ordinary Shares on the New York Stock Exchange--Composite Transactions for the three trading days immediately preceding the dividend payment date. The price of authorized but unissued Ordinary Shares purchased with additional cash investments will be 100% of the average of the high and low trading prices of the Ordinary Shares on the New York Stock Exchange--Composite Transactions for the respective investment date.

     The price of Ordinary Shares purchased on the open market, whether with reinvested dividends or additional cash investments, will be 100% of the weighted average of all shares purchased for the Plan for the respective investment date.

     XL Capital may change the prices at which Ordinary Shares may be purchased, in which case the Plan participants will be notified of the new prices.

     Dividends are reinvested at no cost to you. XL Capital will pay all of the costs in connection with your purchase of shares with reinvested dividends or with additional cash payments.

4.    HOW AND WHEN ARE DIVIDENDS REINVESTED?

     You may choose to reinvest all or a portion of the dividends on XL Capital Ordinary Shares you own in additional XL Capital Ordinary Shares.

     You may change your election at any time by notifying the Administrator. To be effective with respect to a particular dividend, any such election or change must be received by the Administrator on or before the record date for that dividend.

     Of course, you may choose not to reinvest any of your dividends, in which case the Administrator will remit any dividends to you by check or electronic deposit.

     The Administrator will invest dividends in whole and fractional Ordinary Shares on the dividend payment date. No interest will be paid on funds held by the Administrator pending investment.

     The declaration and payment of future dividends by us will be at the discretion of our Board of Directors and will depend upon many factors, including our earnings, financial condition, business needs, capital and surplus requirements of our operating subsidiaries and regulatory restrictions. Dividends have been paid on a quarterly basis. For a description of certain restrictions on the payment of dividends by our subsidiaries, see Note 18 of the Notes to Consolidated Financial Statements of XL Capital Ltd incorporated by reference to our Annual Report on Form 10-K for the year ended December 31, 2000.

5.    HOW DO I MAKE ADDITIONAL INVESTMENTS?

     If you already own XL Capital Ordinary Shares and are enrolled in the Plan and want to make additional purchases, you may authorize an individual automatic deduction from your bank account through Investor ServiceDirect(SM) or you may send a check to the Administrator for each purchase. Submit your check with the contribution form on your Plan statement and mail it to the Administrator at the address specified on the statement. Or, if you wish to make regular monthly purchases, you may authorize automatic monthly deductions from your bank account. This feature enables you to make ongoing investments in an amount that is comfortable for you, without having to write a check. Additional cash investments are subject to a minimum purchase requirement of $25.00 per investment and a maximum of $200,000 annually.

6.    WHEN WILL SHARES BE PURCHASED WITH ADDITIONAL CASH INVESTMENTS?

     Upon receipt of the funds, the Administrator will invest additional cash investments in whole and fractional shares as promptly as practicable, at least once every five business days. No interest will be paid on funds held by the Administrator pending investment.

7.    WILL I RECEIVE CERTIFICATES FOR SHARES PURCHASED?

     No, because the Plan provides for share safekeeping. For your convenience, shares purchased under the Plan will be maintained by the Administrator in your name in non-certificated (book entry) form. You may, however, request a stock certificate from the Administrator at any time, free of charge.

8.    WHAT IS SAFEKEEPING?

     Ordinary Shares that you buy under the Plan will be maintained in your Plan account in non-certificated form for safekeeping.

     If you own XL Capital Ordinary Shares in certificated form, you may deposit your certificates for those shares with the Administrator free of charge. Certificates forwarded to the Administrator by registered mail will be automatically covered by an Administrator blanket bond up to the first $100,000 of value. Safekeeping protects your shares against loss, theft or accidental destruction. Safekeeping also provides a convenient way for you to keep track of your shares. Only shares held in safekeeping may be sold through the Plan.

9.    CAN I GET CERTIFICATES IF I WANT THEM?

     Yes. If you should ever want a stock certificate for all or a portion of the whole shares in your Plan account, the Administrator will send one to you, upon your request. The Administrator will mail a certificate to you within four business days of your request.

10.   HOW CAN I TRANSFER OR GIVE GIFTS OF SHARES?

     You may transfer or give gifts of XL Capital Ordinary Shares held in your Plan account to anyone you choose by contacting the Administrator and requesting a Gift/Transfer Form. After the transfer or gift purchase is completed, upon your request, the Administrator will send you a non-negotiable gift announcement, which you can present to the recipient. A notice indicating the transfer of XL Capital Ordinary Shares will also be forwarded to the recipient.

11.   HOW DO I SELL SHARES?

     You can sell your Plan shares at any time by contacting the Administrator. Your sale request will be processed and your shares will, subject to market conditions and other factors, generally be sold within 24 hours of receipt and processing of your request. Please note that the Administrator cannot and does not guarantee the actual sale date or price, nor can it stop or cancel any outstanding sales or issuance requests. All requests are final. The Administrator will mail a check to you (less applicable sales fees as set forth on the Plan fee schedule) on settlement date, which is three business days after your shares have been sold.

     Alternatively, you may choose to sell your shares through a stockbroker of your choice, in which case you would have to request a certificate for your shares from the Administrator prior to such sale. See question number 9 for instructions on how to obtain a certificate.

12.   WHAT ARE THE COSTS?

     There is no fee for enrolling in or reinvesting dividends through the Plan or for the purchase of shares with additional cash investments. XL Capital will pay any brokerage commission, or other fees or expenses incurred in connection with purchases of shares on your behalf. Participation is voluntary and you may discontinue your participation at any time. However, there are fees associated with some of the Plan's services. Please refer to the Plan fee schedule for more information on fees.

13.   WHAT ABOUT TAXES?

     The full fair market value of the shares on the date purchased with reinvested dividends will be taxable as dividend income to you. In addition to the reinvested dividends being taxable, the amount of brokerage commissions, mark-ups or other fees or expenses incurred by XL Capital on your behalf in connection with purchases of XL Capital Ordinary Shares on the open market will also be taxable as dividend income to you in the year the shares are purchased.

     Dividends paid to corporate shareholders will not be eligible for the corporate dividends received deduction.

     Your tax basis in the additional shares acquired under the XL Plan will be equal to the purchase price of such shares and your holding period for the shares will commence on the date following purchase.

     The Administrator will send a Form 1099-DIV to you and the Internal Revenue Service after each year end reporting all dividend income you received during the year on your XL Capital Ordinary Shares (consisting of all dividends and applicable additional income, and transaction or trading fees paid on your behalf by XL Capital). If you sell shares through the Plan, the Administrator will send a Form 1099-B to you and the Internal Revenue Service after year end, showing the total proceeds of the transactions. We recommend that you keep your transaction statements, which are helpful for record keeping and tax purposes.

     Please refer to the section "Certain Tax Considerations" for further information.

14.   HOW CAN I VOTE MY SHARES?

     You will receive proxy material for all of your shares, and your shares will be voted in accordance with your direction. If you wish, you may vote your shares in person at shareholder meetings.

15.   WHAT PROVISIONS ARE MADE FOR NON-U.S. RESIDENTS?

     Cash investments from non-U.S. residents must be in United States currency and will be invested in the same manner as investments from other participants. Each participant is responsible for reviewing the applicable laws of his or her country of residence prior to investing in XL Capital Ordinary Shares.

     You should determine if there are any laws or governmental regulations that would prohibit your participation in the Plan. XL Capital reserves the right to terminate participation of any stockholder if it deems it advisable under any foreign laws or regulations. Dividends on XL Capital Ordinary Shares generally will not be subject to U.S. withholding tax. Please refer to the section "Certain Tax Considerations" for further information.

16.   HOW WILL I KEEP TRACK OF MY INVESTMENTS?

     The Administrator will send a transaction notice or statement confirming the details of each transaction you make. If you continue to have shares held in the Plan but have no transactions, the Administrator will send you a statement only upon your request.

17.   HOW WOULD I TERMINATE MY PARTICIPATION?

     You may discontinue the reinvestment of your dividends at any time by giving notice to the Administrator. To be effective for a given dividend payment, the Administrator must receive notice before the record date of that dividend. The Administrator will continue to hold your shares unless you request a certificate for any full shares and a check for any fractional share. You may also request the sale of all or part of any such shares. See question number 11.

18.   CAN THE PLAN BE MODIFIED, TERMINATED OR SUSPENDED?

     XL Capital reserves the right to suspend, modify or terminate the Plan at any time. You will receive notice of any such suspension, modification or termination. XL Capital also reserves the right, subject to taking any required legal action, to amend the Plan at any time to permit participation in the Plan by persons who are not registered owners of our Ordinary Shares. Both the Administrator and we reserve the right to change any administrative procedures of the Plan.

     XL Capital may also change the prices at which Ordinary Shares may be purchased, in which case the Plan participants will be notified of the new prices.

19. WHAT HAPPENS IF THERE ARE SHARE SPLITS, SHARE DIVIDENDS OR OTHER DISTRIBUTIONS?

     In the event dividends are paid in XL Capital Ordinary Shares, or if shares are distributed in connection with any split of our shares or similar transaction, your account will be adjusted to reflect the receipt of the Ordinary Shares so paid or distributed.

20.   CAN I LOSE MY ELIGIBILITY TO PARTICIPATE?

     XL Capital reserves the right to deny, suspend or terminate participation by a shareholder who is using the Plan for purposes inconsistent with the intended purpose of the Plan or for any other reason. In such event, XL Capital will notify you and the Administrator will continue to safekeep your shares but will no longer accept additional investments or reinvest your dividends. The Administrator will sell your shares or issue a certificate to you upon your request.

     XL Capital may also aggregate all Plan accounts that it believes to be under common control or management or to have common ultimate beneficial ownership and to return any amounts (without interest) in excess of the investment limitation applicable to a single account received in respect of all such accounts.

21.   WHAT IF I HAVE QUESTIONS ABOUT THE PLAN?

     Any questions you have about purchasing or selling or any other services offered by the Plan, should be made directly to the Administrator, through the following:

                                    INTERNET

      You can obtain information about your XL Capital account on-line via Investor ServiceDirect(SM). To gain access, you will require a password which you may establish when you visit the website. If you have forgotten your password, call 1-877-978-7778 to have it reset.

      To access Investor ServiceDirect(SM) please visit the Mellon Investor Services website at:

                             www.melloninvestor.com

                                    TELEPHONE

      Telephone stockholder customer service, including sale of shares, toll-free within the United States and Canada:

      1-800-756-3353 (in the United States and Canada)
      1-800-231-5469 (for the hearing impaired) (TDD)
      1-201-329-8660 (outside of the United States and Canada)

      An automated voice response system is available 24 hours a day, 7 days a week. CUSTOMER SERVICE REPRESENTATIVES are available from 9:00 a.m. to 7:00 p.m., Eastern Standard Time, Monday through Friday (except holidays).

                                   IN WRITING

      You may also write to the Administrator at the following address.

      Send correspondence and all requests except Additional Cash Investments to:

                  MELLON INVESTOR SERVICES
                  P.O. BOX 3338
                  SOUTH HACKENSACK, NJ 07606-1938

      Send Additional Cash Investments only to:

                  MELLON INVESTOR SERVICES
                  INVESTMENT SERVICES
                  P.O. BOX 382009
                  PITTSBURGH, PA 15250-8009

      Be sure to include your name, address, daytime phone number, social security or tax I.D. number and a reference to XL Capital on all correspondence.

     NOTE: THE XL CAPITAL LTD DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN IS DESIGNED FOR THE LONG-TERM INVESTOR AND DOES NOT AFFORD THE SAME FLEXIBILITY AS A STOCKBROKER'S ACCOUNT.

      Neither XL Capital nor the Administrator will be liable for any act they do in good faith or for any good faith omission to act.

      Neither XL Capital nor the Administrator can assure you a profit or protect you against a loss on the shares you purchase under the Plan.

                  XL CAPITAL ORDINARY SHARES ARE LISTED ON THE
         NEW YORK STOCK EXCHANGE AND TRADE UNDER THE TICKER SYMBOL "XL".

                                  MISCELLANEOUS

USE OF PROCEEDS

      If shares are purchased on the open market, we will not receive any proceeds. If purchases of shares are made directly from us, we intend to use the net proceeds for general corporate purposes, which may include share repurchases and acquisitions. Any such share repurchases will be based on prevailing market conditions.

CERTAIN TAX CONSIDERATIONS

      The following summary of the taxation of XL Capital and its Bermuda insurance and reinsurance subsidiaries (the "Insurance Subsidiaries") and the taxation of shareholders of XL Capital is based upon current law and is for general information only. Legislative, judicial or administrative changes may be forthcoming that could affect this summary.

      The foregoing discussion (including and subject to the matters and qualifications set forth in such summary) of certain tax considerations (i) under "Taxation of XL Capital and the Insurance Subsidiaries--Bermuda" and "Taxation of Shareholders--Bermuda Taxation" is based upon the advice of Bermuda legal counsel, (ii) under "Taxation of XL Capital and the Insurance Subsidiaries--Cayman Islands" and "Taxation of Shareholders--Cayman Islands Taxation" is based upon the advice of Hunter and Hunter, Cayman Islands legal counsel, and (iii) under "Taxation of XL Capital and the Insurance Subsidiaries--United States" and "Taxation of Shareholders--United States Taxation of U.S. Shareholders" is based upon the advice of Cahill Gordon & Reindel, New York, New York (the advice of such firms does not include any factual or accounting matters, determinations or conclusions such as "related person insurance income" ("RPII") amounts and computations and amounts of components thereof (for example, amounts or computations of income or expense items or reserves entering into RPII computations) or facts relating to XL Capital's business or activities). The summary is based upon current law and is for general information only. The tax treatment of a holder of XL Capital Ordinary Shares, or of a person treated as a holder of XL Capital Ordinary Shares for U.S. federal income, state, local or non-U.S. tax purposes, may vary depending on the holder's particular tax situation. Legislative, judicial or administrative changes or interpretations may be forthcoming that could be retroactive and could affect the tax consequences to holders of XL Capital Ordinary Shares. PROSPECTIVE INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS CONCERNING THE FEDERAL, STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES OF OWNING
XL CAPITAL ORDINARY SHARES.

              TAXATION OF XL CAPITAL AND THE INSURANCE SUBSIDIARIES

      BERMUDA

      The Insurance Subsidiaries have received from the Ministry of Finance in Bermuda exemptions from any Bermuda taxes which might be imposed on profits, income or any capital asset, gain or appreciation, until March 28, 2016. The exemptions are subject to the proviso that they are not construed so as to prevent the application of any tax or duty to such persons as are ordinarily resident in Bermuda (XL Capital and the Insurance Subsidiaries are not so currently designated) and to prevent the application of any tax payable in accordance with the provisions of The Land Tax Act 1967 or otherwise payable in relation to the land leased to the Insurance Subsidiaries. XL Capital, as a permit company under The Companies Act 1981 of Bermuda, has received similar exemptions which are effective until March 28, 2016. Both XL Capital and the Insurance Subsidiaries are required to pay certain annual Bermuda government fees and the Insurance Subsidiaries, additionally, are required to pay certain business fees as insurers under The Insurance Act 1978 of Bermuda. Currently there is no Bermuda withholding tax on dividends paid by the Insurance Subsidiaries to XL Capital.

      CAYMAN ISLANDS

      Under current Cayman Islands law, XL Capital is not obligated to pay any taxes in the Cayman Islands on its income or gains. XL Capital has received an undertaking from the Governor-in-Council of the

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      Cayman Islands pursuant to the provisions of the Tax Concessions Law, as amended, that until June 2, 2018, (i) no subsequently enacted law imposing any tax on profits, income, gains or appreciation shall apply to XL Capital and (ii) no such tax and no tax in the nature of an estate duty or an inheritance tax shall be payable on any shares, debentures or other obligations of XL Capital. Under current law no tax will be payable on the transfer or other disposition of the shares of XL Capital. The Cayman Islands currently impose stamp duties on certain categories of documents; however, the current operations of XL Capital do not involve the payment of stamp duties in any material amount. The Cayman Islands currently impose an annual corporate fee upon all exempted companies.

      UNITED STATES

      XL Capital and the Insurance Subsidiaries take the position that they are not engaged in a trade or business within the United States and currently intend to conduct their operations such that they will not be engaged in a trade or business in the United States in the future. However, because definitive identification of activities which constitute being engaged in a trade or business in the United States is not provided by the Internal Revenue Code (the "Code") or treasury regulations or court decisions, there can be no assurance that the Internal Revenue Service ("IRS") will not contend successfully that XL Capital or one or more of its subsidiaries, including the Insurance Subsidiaries, is or will be engaged in a trade or business in the United States. A foreign corporation deemed to be so engaged would be subject to U.S. income tax, as well as the branch profits tax, on its income which is treated as effectively connected with the conduct of that trade or business unless the corporation is entitled to relief under the permanent establishment provision of a tax treaty, as discussed below. Such income tax, if imposed, would be based on effectively connected income computed in a manner generally analogous to that applied to the income of a domestic corporation. Under treasury regulations, the foreign corporation would be entitled to deductions and credits only if the return is filed timely under rules set forth therein. Penalties may be assessed for failure to file tax returns. The 30% branch profits tax is imposed on net income after subtracting the regular corporate income tax and making certain other adjustments.

      Under the income tax treaty between Bermuda and the United States (the "Treaty"), a foreign corporation is subject to U.S. income tax on any income found to be effectively connected with a U.S. trade or business only if that trade or business is conducted through a permanent establishment in the United States. No regulations interpreting the Treaty have been issued. While there can be no assurances, XL Capital does not believe that any of the Insurance Subsidiaries have a permanent establishment in the United States. An Insurance Subsidiary would not be entitled to the benefits of the Treaty if (i) less than 50% of XL Capital's stock were beneficially owned, directly or indirectly, by Bermuda residents or U.S. citizens or residents, or (ii) such subsidiary's income were used in substantial part to make disproportionate distributions to, or to meet certain liabilities to, persons who are not Bermuda residents or U.S. citizens or residents. There can be no assurances that each of the Insurance Subsidiaries will be eligible for Treaty benefits because of factual and legal uncertainties regarding the residency and citizenship of XL Capital's shareholders.

      Foreign corporations not engaged in a trade or business in the United States are nonetheless subject to U.S. income tax on certain "fixed or determinable annual or periodic gains, profits and income" derived from sources within the United States as enumerated in section 881(a) of the Code (such as dividends and certain interest on investments).

      The United States also imposes an excise tax on insurance and reinsurance premiums paid to foreign insurers with respect to risks located in the United States. The rates of tax applicable to premiums paid to a Bermuda insurance company are 4% for casualty insurance premiums and 1% for reinsurance premiums. In general, premiums paid to the Insurance Subsidiaries for periods prior to 1990 were exempt from the excise tax.

                            TAXATION OF SHAREHOLDERS

      The following summary sets forth certain United States federal income tax considerations related to the purchase, ownership and disposition of XL Capital Ordinary Shares. Unless otherwise stated, this summary deals only with shareholders that are United States Persons (as defined below) who hold their XL Capital Ordinary Shares as capital assets. The following discussion is only a general summary of the United States federal income tax matters described herein and does not purport to address all of the United States federal income tax consequences that may be relevant to a particular shareholder in light of such shareholder's specific circumstances. In addition, the following summary does not describe the United States federal income tax consequences that may be relevant to certain types of shareholders, such as banks, insurance companies, regulated investment companies, real estate investment trusts, financial asset securitization investment trusts, dealers in securities or traders that adopt a mark-to-market method of tax accounting, tax exempt organizations or persons who hold the XL Capital Ordinary Shares as part of a hedging or conversion transaction or as part of a short-sale or straddle, who may be subject to special rules or treatment under the Code. This discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and any relevant administrative rulings or pronouncements or judicial decisions, all as in effect on the date hereof and as currently interpreted, and does not take into account possible changes in such tax laws or interpretations thereof, which may apply retroactively. This discussion does not include any description of the tax laws of any state or local governments within the United States, or of any foreign government, that may be applicable to the XL Capital Ordinary Shares or the shareholders. Persons considering making an investment in XL Capital Ordinary Shares should consult their own tax advisors concerning the application of the United States federal tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction prior to making such investment.

      If a partnership holds XL Capital Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding XL Capital Ordinary Shares, you should consult your tax advisor.

      For purposes of this discussion, the term "United States Person" means (i) a citizen or resident of the United States, (ii) a corporation or entity treated as a corporation created or organized in or under the laws of the United States, or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or
(iv) a trust if either (x) a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States Persons have the authority to control all substantial decisions of such trust or (y) the trust has a valid election in effect to be treated as a United States Person for United States federal income tax purposes.

      CAYMAN ISLANDS TAXATION

      Dividends paid by XL Capital are not subject to Cayman Islands withholding tax.

      BERMUDA TAXATION

      Currently, there is no Bermuda withholding tax on dividends paid by XL Capital to shareholders who are not ordinarily resident in Bermuda.

      UNITED STATES TAXATION OF US. SHAREHOLDERS

      RELATED PERSON INSURANCE INCOME. The following discussion generally is applicable only if the RPII of a non-U.S. insurance subsidiary of XL Capital, determined on a gross basis, is 20% or more of the subsidiary's gross insurance income for the taxable year. The following discussion generally would not apply for any fiscal year in which the subsidiary's RPII falls below the 20% threshold. XL Capital believes that the gross RPII of each of its non-U.S. insurance subsidiaries as a percentage of gross insurance income is, and will continue to be, below the 20% threshold.

      CLASSIFICATION OF XL CAPITAL AND ITS NON-U.S. SUBSIDIARIES AS CONTROLLED FOREIGN CORPORATIONS. Under section 951 (a) of the Code, each "United States shareholder" of a "controlled foreign corporation" ("CFC") must include in its gross income for United States federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. Under Code section 951(b), any U.S. corporation, citizen, resident or other U.S. person who owns, directly or indirectly through foreign persons, or is considered to own (by application of the rules of constructive ownership set forth in Code section 958(b), generally applying to family members, partnerships, estates, trusts or controlled corporations) 10% or more of the total combined voting power of all classes of stock of the foreign corporation will be considered to be a "United States shareholder." In general, a foreign corporation is treated as a CFC only if such "United States shareholders" collectively own more than 50% (more than 25% for certain insurance companies) of the total combined voting power or total value of the corporation's stock for an uninterrupted period of 30 days or more during any tax year. XL Capital believes that because of the wide dispersion of its share ownership and because under its Articles of Association no single shareholder is permitted to hold as much as 10% of its total combined voting power, it is not a CFC under the foregoing general rules.

      RPII COMPANIES. Different definitions of "United States shareholder" and "controlled foreign corporation" are applicable in the case of a foreign corporation which earns RPII. RPII is defined as any "insurance income" (as defined in the Code) attributable to policies of insurance or reinsurance with respect to which the person (directly or indirectly) insured is a "United States shareholder" or a "related person" to such a shareholder. Gross and net RPII and gross insurance income have been computed by XL Capital by reference to its non-U.S. insurance subsidiaries on an unconsolidated basis, without reference to the income of investment subsidiaries. XL Capital believes, based on the advice of counsel, that the exclusion of the investment subsidiaries' income is consistent with both existing and proposed Treasury regulations under section 953 of the Code. However, there can be no assurance that the IRS may not, by rule, regulation, interpretation or otherwise, require a portion or all of the income of such subsidiaries to be treated as includable in the insurance income of its non-U.S. insurance subsidiaries or that a court might not uphold such action by the IRS.

      Generally, the term "related person" for this purpose means someone who controls or is controlled by the U.S. shareholder or someone who is controlled by the same person or persons which control the U.S. shareholder. Control is measured by either more than 50% in value or more than 50% in voting power of stock applying constructive ownership principles similar to the rules of section 958 of the Code. A corporation's pension plan is ordinarily not a "related person" with respect to the corporation unless the pension plan owns, directly or indirectly through the application of constructive ownership rules similar to those contained in section 958, more than 50% measured by vote or value, of the stock of the corporation. For purposes of inclusion of RPII in the income of United States shareholders, unless an exception applies, the term "United States shareholder" includes all U.S. persons who beneficially own any amount (rather than 10% or more) of XL Capital's stock. A non-U.S. insurance subsidiary of XL Capital will be treated as a CFC if such persons are treated as owning 25% or more of the stock of such subsidiary.

     In determining the "United States shareholders" of XL's non-U.S. insurance subsidiaries, stock held indirectly by U.S. persons through XL Capital or any other non-U.S. entity is treated as held by United States shareholders, but the constructive ownership rules of section 958(b) of the Code do not apply. Accordingly, U.S. persons holding options to subscribe for unissued shares of XL Capital are not treated as "United States shareholders" of XL's non-U.S. insurance subsidiaries.

      RPII EXCEPTIONS. The special RPII rules do not apply if (A) direct and indirect insureds and persons related to such insureds, whether or not U.S. persons, are treated as owning less than 20% of the voting power and less than 20% of the value of the stock of a non-U.S. insurance subsidiary of XL Capital,
(B) RPII, determined on a gross basis, is less than 20% of such subsidiary's gross insurance income for the taxable year, (C) such subsidiary elects to be taxed on its RPII as if the RPII were effectively connected with the conduct of a United States trade or business, or (D) such subsidiary elects to be treated as a United States corporation. Where none of these exceptions applies, each United States person owning or treated as owning stock in XL Capital (and therefore, indirectly, in XL's non-U.S. insurance subsidiaries) on the last day of XL Capital's fiscal year will be required to include in its gross income for United States federal income tax purposes its share of the RPII for the entire taxable year, determined as if all such RPII were distributed proportionately only to such United States shareholders at that date, but limited by the insurance subsidiary's current-year earnings and profits and by the U.S. shareholder's share, if any, of prior-year deficits in earnings and profits.

      COMPUTATION OF RPII. In order to determine how much RPII XL's non-U.S. insurance subsidiaries have earned in each fiscal year, XL Capital may obtain and rely upon information from its insureds to determine whether any of the insureds or persons related to such insureds own shares of XL Capital and are U.S. persons. For any year in which the gross RPII of a non-U.S. insurance subsidiary of XL Capital is 20% or more of such subsidiary's gross insurance income for the year, XL Capital may also seek information from its shareholders as to whether beneficial owners of XL Capital Ordinary Shares at the end of the year are United States persons so that the RPII may be determined and apportioned among such persons; to the extent XL Capital is unable to determine whether a beneficial owner of shares is a U.S. person XL Capital may assume that such owner is not a U.S. person, thereby increasing the per share RPII amount for all U.S. shareholders.

      If, as believed, RPII is less than 20% of gross insurance income, U.S. shareholders will not be required to include RPII in their taxable income. The amount of RPII includable in the income of a U.S. shareholder is based upon the net RPII income for the year after deducting related expenses such as losses, loss reserves and operating expenses.

      APPORTIONMENT OF RPII TO U.S. SHAREHOLDERS. Every U.S. person who owns XL Capital Ordinary Shares on the last day of any fiscal year of XL Capital in which the gross insurance income of a non-U.S. insurance subsidiary of XL Capital constituting RPII for that year equals or exceeds 20% of such subsidiary's gross insurance income should expect that for such year it will be required to include in gross income its share of such subsidiary's RPII for the entire year, whether or not distributed even though it may not have owned the shares for the entire year. A U.S. person who owns XL Capital Ordinary Shares during such fiscal year but not on the last day of the fiscal year is not required to include in gross income any part of such subsidiary's RPII.

      BASIS ADJUSTMENTS. A U.S. shareholder's tax basis in its XL Capital Ordinary Shares will be increased by the amount of any RPII that the shareholder includes in income. The shareholder may exclude from income the amount of any distributions by XL Capital to the extent of the RPII included in income for the year in which the distribution was paid or for any prior year. The U.S. shareholder's tax basis in its XL Capital Ordinary Shares will be reduced by the amount of such distributions that are excluded from income.

      DISPOSITIONS OF XL Capital ORDINARY SHARES. Code section 1248 provides that if a U.S. person owns 10% or more of the voting shares of a corporation that is a CFC, any gain from the sale or exchange of the shares may be treated as ordinary income to the extent of the CFC's earnings and profits during the period that the shareholder held the shares (with certain adjustments). A 10% U.S. shareholder may in certain circumstances be required to report a disposition of shares of a CFC by attaching IRS Form 5471 to the U.S. income tax or information return that it would normally file for the taxable year in which the disposition occurs. Code section 953(c)(7) generally provides that section 1248 also will apply to the sale or exchange of shares in a foreign corporation that earns RPII if the foreign corporation would be taxed as an insurance company if it were a domestic corporation, regardless of whether the shareholder is a 10% shareholder or whether RPII constitutes 20% or more of the corporation's gross insurance income. Existing Treasury Department regulations do not address whether Code section 1248 and the requirement to file Form 5471 would apply when the foreign corporation (such as XL Capital) is not a CFC but the foreign corporation has a subsidiary that is a CFC or that would be taxed as an insurance company if it were a domestic corporation.

     XL Capital believes, based on the advice of counsel, that Code section 1248 and the requirement to file Form 5471 will not apply to dispositions of XL Capital Ordinary Shares because XL Capital does not have any 10% shareholders and XL Capital is not directly engaged in the insurance business, and that the proposed regulations issued by the U.S. Treasury Department should be interpreted in this manner. There can be no assurance, however, that the IRS will interpret the proposed regulations in this manner or that the Treasury Department will not amend the proposed regulations to provide that Code section 1248 and the requirement to file Form 5471 will apply to dispositions of XL Capital Ordinary Shares.

      If the IRS or Treasury Department were to take such action, XL Capital would notify shareholders that Code section 1248 and the requirement to file Form 5471 will apply to dispositions of XL Capital Ordinary Shares. Thereafter, XL Capital will send a notice after the end of each calendar year to all persons who were shareholders during the year notifying them that Code section 1248 and the requirement to file Form 5471 apply to dispositions of XL Capital Ordinary Shares. XL Capital will attach to this notice a copy of Form 5471 completed with all Company information and instructions for completing the shareholder information.

      UNCERTAINTY AS TO APPLICATION OF RPII. The RPII provisions of the Code have never been interpreted by the courts or the U.S. Treasury Department. Regulations interpreting the RPII provisions of the Code exist only in proposed form. It is not certain whether these regulations will be adopted in their proposed form or what changes or clarifications might ultimately be made thereto or whether any such changes, as well as any interpretation or application of RPII by the IRS, the courts or otherwise, might have retroactive effect. The description of RPII herein is therefore qualified. Accordingly, the meaning of the RPII provisions and the application thereof to XL Capital and its subsidiaries is uncertain. These provisions include the grant of authority to the U.S. Treasury Department to prescribe "such regulations as may be necessary to carry out the purpose of this subsection including . . . regulations preventing the avoidance of this subsection through cross insurance arrangements or otherwise." In addition, there can be no assurance that the amounts of the RPII inclusions will not be subject to adjustment based upon subsequent IRS examination. Each U.S. person should consult his tax advisor as to the effects of these uncertainties.

      PASSIVE FOREIGN INVESTMENT COMPANIES. Sections 1291 through 1298 of the Code contain special rules applicable with respect to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. If XL Capital were to be characterized as a PFIC, its United States shareholders would be subject to a penalty tax at the time of their sale of (or receipt of an "excess distribution" with respect to) its shares. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or shorter period during which the taxpayer held the stock). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the period the United States shareholder owned the shares, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was taxed in equal portions throughout the holder's period of ownership. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

      The PFIC statutory provisions contain an express exception for income "derived in the active conduct of an insurance business by a corporation which is predominantly engaged in an insurance business . . . ." This exception is intended to ensure that income derived by a bona fide insurance company is not treated as passive income, except to the extent such income is attributable to financial reserves in excess of the reasonable needs of the insurance business. XL Capital believes, based on the advice of counsel, that it and its wholly-owned direct and indirect subsidiaries, taken as a whole, are predominantly engaged in an insurance business and do not have financial reserves in excess of the reasonable needs of their insurance business. The PFIC statutory provisions (unlike the RPII provisions of the Code) contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it received "directly its proportionate share of the income . . . and as if it "held its proportionate share of the assets . . . of any other corporation in which it owns at least 25% of the stock. While no explicit guidance is provided by the statutory language, XL Capital believes that under the look through rule XL Capital would be deemed to own the assets and to have received the income of its insurance and investment subsidiaries directly for purposes of determining whether XL Capital qualifies for the aforementioned insurance exception. XL Capital believes, based upon the advice of counsel, that its interpretation of the PFIC rules, including the look-through rule, is consistent with the legislative intention gener-ally to exclude bona fide insurance companies from the application of PFIC provisions; there can, of course, be no assurance as to what positions the IRS or a court might take in the future. Although each of XL Capital's investment subsidiaries meets the definition of a PFIC, if XL Capital is not a PFIC, the PFIC statutory provisions state that a shareholder of XL Capital will not be treated as a shareholder of such investment subsidiaries for PFIC tax purposes as long as the shareholder does not own 50% or more of the value of XL Capital's shares.

      However, no regulations interpreting the substantive PFIC provisions have yet been issued. Therefore, substantial uncertainty exists with respect to their application or their possible retroactivity. Each U.S. person who is considering an investment in Class A Ordinary Shares should consult his tax advisor as to the effects of these rules.

     OTHER. Dividends paid by XL Capital to U.S. corporate shareholders will not be eligible for the dividends received deduction provided by section 243 of the Code.

      Except as discussed below with respect to backup withholding, dividends paid by XL Capital will not be subject to a U.S. withholding tax.

      Information reporting to the IRS by paying agents and custodians located in the U.S. will be required with respect to payments of dividends on the XL Capital Ordinary Shares to U.S. persons. Thus, a holder of XL Capital Ordinary Shares may be subject to backup withholding with respect to dividends paid by such persons, unless such holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with applicable requirements of the backup withholding rules. The backup withholding tax is not an additional tax and may be credited against a holder's regular U.S. federal income tax liability.

      Subject to certain exceptions, persons that are not U.S. persons will be subject to U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, XL Capital Ordinary Shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

      The Private Securities Litigation Reform Act of 1995 ("PSLRA") provides a "safe harbor" for forward-looking statements. This prospectus, our annual report to shareholders, any proxy statement, any other Form 10-Q, Form 10-K or Form 8-K of ours or any other written or oral statements made by or on behalf of us may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and the insurance, reinsurance and financial products and services sectors in particular (both as to underwriting and investment matters). Statements which include the words "expect", "intend", "plan", "believe", "estimate", "project", "anticipate", "will", and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

      All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following: (i) the size of our claims from the terrorist loss events at the World Trade Center and in Washington, D.C. and Pennsylvania on September 11, 2001 may change due to the preliminary nature of reports and estimates of loss and damage; (ii) the timely and full recoverability of reinsurance placed by us with third parties; (iii) the projected amount of ceded reinsurance recoverables and the ratings and creditworthiness of reinsurers may change; (iv) the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us; (v) our estimates of our exposure to Enron may change due to the still developing nature of the situation with respect to Enron and the related bankruptcy proceedings; (vi) ineffective-ness or obsolescence of our business strategy due to changes in current or future market conditions; (vii) increased competition on the basis of pricing, capacity, coverage terms or other factors; (viii) greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; (ix) developments in the world's financial and capital markets which adversely affect the performance of our investments and our access to such markets; (x) availability of borrowings and letters of credit under our credit facilities; (xi) changes in regulation or tax laws applicable to us, our subsidiaries, brokers or customers;
(xii) acceptance of our products and services, including new products and services; (xiii) changes in the availability, cost or quality of reinsurance;
(xiv) changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers; (xv) loss of key personnel;
(xvi) the effects of mergers, acquisitions and divestitures including, without limitation, the Winterthur International acquisition; (xvii) changes in rating agency policies or practices; (xviii) changes in accounting policies or practices; (xix) changes in general economic conditions, including inflation, foreign currency exchange rates and other factors; and (xx) the effects of business disruption or economic contraction due to terrorism or other hostilities. The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. You may also read and copy any document we file at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, NW, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms.

      Reports, proxy statements and other information concerning XL Capital can also be inspected and copied at the offices of the New York Stock Exchange at 20 Broad Street, New York, New York 10005.

INCORPORATION OF DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the securities:

     o    Our Annual Report on Form 10-K for the year ended December 31, 2000;

     o Our Quarterly Reports on Forms 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001;

     o Our Current Reports on Forms 8-K dated February 23, 2001, May 18, 2001, July 27, 2001, August 9, 2001, September 5, 2001, September 11,
          2001, September 17, 2001, October 4, 2001, October 29, 2001, November 2, 2001, January 4, 2002, January 7, 2002, January 11, 2002, and
          January 14, 2002;

     o    Our Proxy Statement dated April 6, 2001, filed on April 6, 2001;

     o The description of our Ordinary Shares as set forth in our Registration Statement on Form S-3 (File No. 333-72018) under the heading "Description of XL Capital Ordinary Shares";

     o The description of our Ordinary Share Purchase Rights as set forth in our Registration Statement on Form S-3 under the heading "Description of XL Capital Ordinary Shares-Share Rights Plan" (File No. 333-72018).

      You may request a copy of these filings at no cost, by writing or telephoning us at the following address:

      Investor Relations
      XL Capital Ltd
      XL House
      One Bermudiana Road
      Hamilton, Bermuda HM11
      Telephone: (441) 292-8515

      You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents.

EXPERTS

      The consolidated financial statements of XL Capital and our subsidiaries as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

      The consolidated financial statements of Winterthur International as of and for December 31, 2000, incorporated by reference in this prospectus from our current report on Form 8-K, dated July 25, 2001, filed on August 9, 2001, have been audited by KPMG Audit Plc, independent auditors, as stated in their report, which is incorporated in this prospectus by reference.

ENFORCEMENT OF CIVIL LIABILITIES UNDER UNITED STATES FEDERAL SECURITIES LAWS

      XL Capital is a Cayman Islands company. In addition, some of its officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Capital or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Capital with process in the United States with respect to actions against it arising out or of in connection with violations of United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, its United States agent irrevocably appointed for that purpose.

      XL Capital has been advised by Hunter & Hunter, its Cayman Islands counsel, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the United States of America (or any political subdivision thereof), a final and conclusive judgment in personam of such courts having competent jurisdiction for a debt or definite sum of money would be recognized and enforced by the courts of the Cayman Islands by originating action on such judgment provided that the debt or sum of money is not a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty and provided that the judgment was obtained without fraud or without breaching the principles of natural justice in the Cayman Islands or in contravention of Cayman Islands public policy. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

                                PLAN SERVICE FEES



   Reinvestment of quarterly dividend                                           No charge
-----------------------------------------------------------------------------------------------------------------------------------
   Purchase of shares with additional investments via check                     No charge
   or automatic debit of bank account
-----------------------------------------------------------------------------------------------------------------------------------
   Transfer of shares                                                           No charge
-----------------------------------------------------------------------------------------------------------------------------------
   Certificate safekeeping                                                      No charge
-----------------------------------------------------------------------------------------------------------------------------------
   Withdrawal or certificate issuance                                           No charge
-----------------------------------------------------------------------------------------------------------------------------------
   Sale of shares (full or partial)                                             $15.00 per transaction
-----------------------------------------------------------------------------------------------------------------------------------
   Trading fee for market sales                                                 $ .12 per share
-----------------------------------------------------------------------------------------------------------------------------------
   Original or current year duplicate statement                                 No charge
-----------------------------------------------------------------------------------------------------------------------------------
   Prior year duplicate statement                                               $20.00
-----------------------------------------------------------------------------------------------------------------------------------
   Bounced checks or rejected automatic debit                                   $35.00 per
   of bank account                                                              occurrence
-----------------------------------------------------------------------------------------------------------------------------------


                             XL CAPITAL LTD DIVIDEND
                      REINVESTMENT AND SHARE PURCHASE PLAN
                           EFFECTIVE JANUARY 18, 2002

                 PART II INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth the costs and expenses incurred in connection with the distribution of the securities being registered (all amounts are estimated, except the SEC registration fee).

SEC registration fee ....................................       $21,363.00
New York Stock Exchange listing fee .....................        15,000.00
Printing expenses .......................................        10,000.00
Legal fees and expenses .................................       100,000.00
Accounting fees and expenses ............................        25,000.00
Administrator fees and expenses .........................        35,000.00
Miscellaneous ...........................................        10,000.00
                                                                ----------
  Total .................................................      $216,363.00
                                                                ==========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Article 109 of our Articles of Association, incorporated by reference to
Exhibit 3.2 to our Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 29, 2001, contains provisions with respect to indemnification of our directors and officers. The general effect of these provisions is to provide for the indemnity by XL Capital of an officer, director, employee or agent of XL Capital for threatened, pending or completed actions, suits or proceedings (other than an action by or in the right of XL Capital) brought against such indemnified person by reason of the fact that such person was an officer, director, employee or agent of XL Capital, if such indemnified person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interest and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

      The Articles of Association also provide for the indemnification of such person against expenses actually and reasonably incurred in connection with suits brought by or in the right of XL Capital by reason of the fact that such indemnified person is an officer, director, employee or agent of XL Capital if such indemnified person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interest; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for willful neglect or default in the performance of his or her duty to us unless and only to the extent that the Grand Court of the Cayman Islands or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Grand Court or other such court shall deem proper.

      To the extent that such indemnified person shall be successful on the merits or otherwise in defense of any such action, suit or proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

      Our directors and officers are also provided with indemnification against certain liabilities pursuant to a directors and officers liability insurance policy.

ITEM 16. EXHIBITS.

EXHIBIT
 NUMBER                            DESCRIPTION

3.1  Memorandum of Association of XL Capital Ltd (incorporated by reference to
     Exhibit 3.1 to XL Capital's Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 29, 2001).

3.2  Articles of Association of XL Capital Ltd (incorporated by reference to
     Exhibit 3.2 to XL Capital's Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 29, 2001).

3.3 Rights Agreement, dated as of September 11, 1998, between XL Capital Ltd and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (incorporated by reference to Exhibit 3.3 to XL Capital's Annual Report on Form 10-K for the year ended December 31, 2000 filed on March 29, 2001).

5.1  Opinion of Hunter & Hunter.*

23.1 Consent of Hunter & Hunter (included as part of Exhibit 5.1).

23.2 Consent of Cahill Gordon & Reindel*

23.3 Consent of PricewaterhouseCoopers LLP.*

23.4 Consent of KPMG Audit Plc.*

23.5 Consent of Ernst & Young LLP*

24.1 Powers of Attorney of the Registrants (included on a signature page).

99.1 Appointments of CT Corporation System as U.S. agent for Service of
     Process.*

-----------
*Filed herewith.


ITEM 17. UNDERTAKINGS.

Registrant hereby undertakes:

  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS THAT each person whose signature appears below does hereby constitute and appoint Brian M. O'Hara, Paul S. Giordano and Jerry de St. Paer, and each of them, as his true and lawful attorney-in-fact and agent and in his name, place, and stead, and in any and all capacities, to sign his name to the Registration Statement of XL Capital Ltd, a Cayman Islands company, on Form S-3 under the Securities Act of 1933, as amended, and to any and all amendments or supplements thereto (including any post-effective amendments, including any registration statement filed under Rule 462(b) under the Securities Act of 1933), with all exhibits thereto and other documents in connection therewith and to cause the same to be filed with the Securities and Exchange Commission, granting unto said attorneys and each of them full power and authority to do and perform any act and thing necessary and proper to be done in the premises, as fully and to all intents and purposes as the undersigned could do if personally present, and the undersigned hereby ratifies and confirms all that said attorneys or any one of them shall lawfully do or cause to be done by virtue hereof.

        SIGNATURE                                        DATE

/s/ RONALD L. BORNHUETTER                         January 18, 2002
--------------------------------------
Ronald L. Bornhuetter

/s/ MICHAEL A. BUTT                               January 18, 2002
--------------------------------------
Michael A. Butt

/s/ ROBERT CLEMENTS                               January 18, 2002
--------------------------------------
Robert Clements

/s/ SIR BRIAN CORBY                               January 18, 2002
--------------------------------------
Sir Brian Corby

/s/ MICHAEL P. ESPOSITO, JR.                      January 18, 2002
--------------------------------------
Michael P. Esposito, Jr.

/s/ ROBERT R. GLAUBER                             January 18, 2002
--------------------------------------
Robert R. Glauber

/s/ PAUL JEANBART                                 January 18, 2002
--------------------------------------
Paul Jeanbart

/s/ JOHN LOUDON                                   January 18, 2002
--------------------------------------
John Loudon

/s/ ROBERT S. PARKER                              January 18, 2002
--------------------------------------
Robert S. Parker

/s/ CYRIL RANCE                                   January 18, 2002
--------------------------------------
Cyril Rance

/s/ ALAN Z. SENTER                                January 18, 2002
--------------------------------------
Alan Z. Senter

/s/ JOHN T. THORNTON                              January 18, 2002
--------------------------------------
John T. Thornton

/s/ ELLEN E. THROWER                              January 18, 2002
--------------------------------------
Ellen E. Thrower

/s/ JOHN W. WEISER                                January 18, 2002
--------------------------------------
John W. Weiser

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Hamilton and Country of Bermuda, on January 18, 2002.

                                               XL CAPITAL LTD

                                               By: /s/ JERRY DE ST. PAER
                                                   ---------------------
                                                  Jerry de St. Paer
                                                  Executive Vice President and
                                                  Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


             SIGNATURE                                         TITLE                                    DATE
             ---------                                         -----                                    -----

/s/ BRIAN M. O'HARA                     President, Chief Executive Officer and Director            January 18, 2002
-------------------------
Brian M. O'Hara

/s/ JERRY DE ST. PAER                   Executive Vice President and Chief Financial               January 18, 2002
-------------------------
Jerry de St. Paer                       Officer (Principal Financial Officer and
                                        Principal Accounting Officer)

/s/ MICHAEL P. ESPOSITO, JR.*           Chairman and Director                                      January 18, 2002
-------------------------
Michael P. Esposito, Jr.

/s/ RONALD L. BORNHUETTER*              Director                                                   January 18, 2002
-------------------------
Ronald L. Bornhuetter

/s/ MICHAEL A. BUTT*                    Director                                                   January 18, 2002
-------------------------
Michael A. Butt

/s/ ROBERT CLEMENTS*                    Director                                                   January 18, 2002
-------------------------
Robert Clements

/s/ SIR BRIAN CORBY*                    Director                                                   January 18, 2002
-------------------------
Sir Brian Corby

/s/ ROBERT R. GLAUBER*                  Director                                                   January 18, 2002
-------------------------
Robert R. Glauber

/s/ PAUL JEANBART*                      Director                                                   January 18, 2002
-------------------------
Paul Jeanbart

/s/ JOHN LOUDON*                        Director                                                   January 18, 2002
-------------------------
John Loudon

/s/ ROBERT S. PARKER*                   Director                                                   January 18, 2002
-------------------------
Robert S. Parker



             SIGNATURE                                         TITLE                                    DATE
             ---------                                         -----                                    ----
/s/ CYRIL RANCE*                        Director                                                   January 18, 2002
-------------------------
Cyril Rance

/s/ ALAN Z. SENTER*                     Director                                                   January 18, 2002
-------------------------
Alan Z. Senter

/s/ JOHN T. THORNTON*                   Director                                                   January 18, 2002
-------------------------
John T. Thornton

/s/ ELLEN E. THROWER*                   Director                                                   January 18, 2002
-------------------------
Ellen E. Thrower

/s/ JOHN W. WEISER*                     Director                                                   January 18, 2002
-------------------------
John W. Weiser

*By: /s/ JERRY DE ST. PAER
     ---------------------
          Attorney-in-Fact

